CERTIFICATE OF AMENDMENT BY DIRECTORS
TO THE
SECOND AMENDED ARTICLES OF INCOrporation
OF
Cliffs natural resources inc.

The Board of Directors (the “Board”) of Cliffs Natural Resources Inc. (the “Company”), in accordance with the Company’s Second Amended Articles of Incorporation, as amended (the “Articles”), and the Company’s Regulations and applicable law, at a meeting duly convened and held on February 11, 2013, authorized the Pricing Committee of the Board (the “Pricing Committee”) and the creation, issuance and sale by the Company of shares of its Series A Preferred Stock upon such terms as may be fixed by the Pricing Committee. Pursuant to the resolutions of the Board and the authority conferred upon the Pricing Committee, the Pricing Committee adopted the following resolutions on February 14, 2013, creating a series of up to 776,250 shares of Preferred Stock of the Company designated as “Series A Mandatory Convertible Preferred Stock.”

RESOLVED, that pursuant to the authority granted to and vested in the Pricing Committee by the Board, and in accordance with Section 1701.70(B)(1) of the Ohio Revised Code and Article FOURTH of the Company’s Articles, the Pricing Committee hereby establishes the terms of the Company’s 7.00% Series A Mandatory Convertible Preferred Stock, Series A, without par value, and fixes and determines the authorized number of shares of the series, the dividend rate of shares of the series, the designations, and certain other powers, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, with the Articles hereby amended to add such terms as Subdivision A-1 of Article FOURTH of the Articles as follows:

SUBDIVISION A-1

EXPRESS TERMS OF THE 7.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK, CLASS A

There is hereby established a series of Class A Preferred Stock to which the following provisions, in addition to the provisions of Division A of this Article Fourth (“Division A”), shall be applicable:

Section 1. Designation of Series. The stock shall be designated “7.00% Series A Mandatory Convertible Preferred Stock” (hereinafter called “Series A Preferred Stock”).

Section 2. Number of Shares; Fractional Shares. (a) The number of shares of Series A Preferred Stock shall be 675,000 (as increased from time to time, up to an aggregate of 776,250 shares of Series A Preferred Stock, by an amount equal to the number of any additional shares of Series A Preferred Stock underlying the Corporation’s depositary shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), which number the Board of Directors may decrease (but not below the number of shares of the series then Outstanding).

(b) Each holder of a fractional interest in a share of Series A Preferred Stock shall be entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock (including, without limitation, the conversion, dividend, voting and liquidation rights contained in this Subdivision.

Section 3. Certain Definitions.

“Accumulated Dividend Amount” shall have the meaning assigned to it in Section 8(d)(i) of this Subdivision.

“Additional Conversion Amount” shall have the meaning assigned to it in Section 8(b) of this Subdivision.

“Additional Fundamental Change Amount” shall have the meaning assigned to it in Section 8(d)(ix) of this Subdivision.

“ADRs” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Market Value” means the Average VWAP per Common Share over the Final Averaging Period, subject to adjustment pursuant to Section 9 of this Subdivision.

“Articles of Incorporation” means the Corporation’s Second Amended Articles of Incorporation, as amended.

“Average VWAP” per Common Share over a certain period means the average of the VWAP per share for each Trading Day in such period. The “Average VWAP” per share of Capital Stock or share of equity interest, as applicable, over a certain period means the average of the per share volume-weighted average price for such security as displayed on the relevant Bloomberg page in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time for each Trading Day in such period (or, if such price is not available, the market value per share of the relevant security on each such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose).

“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of such board.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

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“Certificated Series A Preferred Stock” shall have the meaning assigned to it in Section 13 of this Subdivision.

“close of business” means 5:00 p.m., New York City time.

“Common Shares” means the common shares of the Corporation, par value $0.125 per share.

“Conversion and Dividend Disbursing Agent” shall have the meaning assigned to it in Section 15(a) of this Subdivision.

“Conversion Date” shall have the meaning assigned to it in Section 8(e)(ii) of this Subdivision.

“Conversion Price” per share of Series A Preferred Stock means, on any date, the Liquidation Preference, divided by the Conversion Rate in effect on such date.

“Conversion Rate,” which is the number of Common Shares issuable upon conversion of each share of Series A Preferred Stock on the Mandatory Conversion Date, shall, subject to adjustment pursuant to Section 9 of this Subdivision, be as follows:

(a) if the Applicable Market Value of the Common Shares is greater than the Threshold Appreciation Price, then the Conversion Rate shall be the Minimum Conversion Rate;

(b) if the Applicable Market Value of the Common Shares is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Conversion Rate shall be equal to $1,000, divided by the Applicable Market Value of the Common Shares, which will be between 28.1480 and 34.4840 of the Common Shares per share of Series A Preferred Stock; or

(c) if the Applicable Market Value of the Common Shares is less than the Initial Price, then the Conversion Rate shall be the Maximum Conversion Rate.

“Corporation” means Cliffs Natural Resources Inc., and shall include any successor to such Corporation.

“Current Market Price” means, for the purposes of determining the adjustment to the Fixed Conversion Rate for the purposes of:

(i) Section 9(b) of this Subdivision, Section 9(d) of this Subdivision in the event of an adjustment not relating to a Spin-Off and Section 9(e) of this Subdivision, the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day before the ex-date with respect to the issuance or distribution requiring such computation;

(ii) Section 9(d) of this Subdivision in the event of an adjustment relating to a Spin-Off, the Average VWAP per Common Share, share of Capital Stock or share of equity interest, as applicable, over the first ten consecutive Trading Days commencing on, and including, the fifth Trading Day following the effective date of such distribution; and

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(iii) Section 9(f) of this Subdivision, the Average VWAP per Common Share over the five consecutive Trading Day period ending on, and including, the seventh Trading Day after the Expiration Date of the tender or exchange offer.

“Depositary” means DTC or its successor depositary.

“Distributed Property” shall have the meaning assigned to it in Section 9(d) of this Subdivision.

“Dividend Payment Date” means February 1, May 1, August 1 and November 1 each year to, and including, February 1, 2016, commencing May 1, 2013.

A full “Dividend Period” shall mean the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial “Dividend Period” will commence on, and include, the Initial Issue Date and will end on, and exclude, the May 1, 2013 Dividend Payment Date.

“Dividend Rate” shall have the meaning assigned to it in Section 4(a) of this Subdivision.

“Division A” shall have the meaning assigned to it in the preamble to this Subdivision.

“dollars” or “$” shall have the meaning assigned to it in Section 12 of this Subdivision.

“DTC” shall mean The Depository Trust Company.

“Early Conversion Additional Conversion Amount” shall have the meaning assigned to it in Section 8(c)(ii) of this Subdivision.

“Early Conversion Average Price” shall have the meaning assigned to it in Section 8(c)(ii) of this Subdivision.

“Early Conversion” shall have the meaning assigned to it in Section 8(c)(i) of this Subdivision.

“Early Conversion Date” shall have the meaning assigned to it in Section 8(c)(ii) of this Subdivision.

“Effective Date” shall have the meaning assigned to it in Section 8(d)(ii) of this Subdivision.

“ex-date,” when used with respect to any issuance or distribution, means the first date on which the Common Shares trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Exchange Property” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“Expiration Date” shall have the meaning assigned to it in Section 9(f) of this Subdivision.

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors.

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding February 1, 2016.

“Five-Day Average Price” shall have the meaning assigned to it in Section 8(b) of this Subdivision.

“Fixed Conversion Rates” means the Minimum Conversion Rate and the Maximum Conversion Rate collectively.

“Floor Price” means $10.15, which amount represents approximately 35% of the Initial Price, subject to adjustment pursuant to Section 9 of this Subdivision.

“Fundamental Change” means the occurrence, at any time after the Initial Issue Date of: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned Subsidiaries or any of the Corporation’s or the Corporation’s majority-owned Subsidiaries’ employee benefit plans, becoming the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Board of Directors; or (iii) the Common Shares (or any other security into which the Series A Preferred Stock becomes convertible in connection with a Reorganization Event) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market.

“Fundamental Change Conversion Period” shall have the meaning assigned to it in Section 8(d)(ii) of this Subdivision.

“Fundamental Change Conversion Rate” shall have the meaning assigned to it in Section 8(d)(ii) of this Subdivision.

“Fundamental Change Dividend Make-Whole Amount” shall have the meaning assigned to it in Section 8(d)(i) of this Subdivision.

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“Holder” as applied to any share of the Series A Preferred Stock, or other similar terms, shall mean any Person in whose name at the time a particular share of Series A Preferred Stock is registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning assigned to it in Section 9(e) of this Subdivision.

“Initial Issue Date” means February 21, 2013, the first date of original issuance of the Series A Preferred Stock.

“Initial Price” equals $1,000, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $29.00, subject to adjustment pursuant to Section 9 of this Subdivision.

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Liquidation Preference” shall have the meaning assigned to it in Section 6 of this Subdivision.

“Mandatory Conversion” shall have the meaning assigned to it in Section 8(b)(i) of this Subdivision.

“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Averaging Period.

“Maximum Conversion Rate” means 34.4840 Common Shares per share of Series A Preferred Stock, which is equal to $1,000, divided by the Initial Price, subject to adjustment pursuant to Section 9 of this Subdivision.

“Minimum Conversion Rate” means 28.1480 Common Shares per share of Series A Preferred Stock, which is equal to $1,000, divided by the Threshold Appreciation Price, subject to adjustment pursuant to Section 9 of this Subdivision.

“Notice of Conversion” shall have the meaning assigned to it in Section 8(e)(ii) of this Subdivision.

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“Officer” means the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

“Officer’s Certificate” means a certificate that is delivered to the Conversion and Dividend Disbursing Agent and that is signed by an Officer of the Corporation.

“Outstanding” means, when used with respect to Series A Preferred Stock, as of any date of determination, all shares of Series A Preferred Stock outstanding as of such date; provided, however, that, in determining whether the Holders have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Preferred Stock owned by the Corporation or any Affiliate of the Corporation shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Preferred Stock that the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Paying Agent” shall have the meaning assigned to it in Section 15(a) of this Subdivision.

“Person” means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, a government or political subdivision or an agency or instrumentality thereof.

“Record Date” means with respect to the dividends payable on February 1, May 1, August 1 and November 1 of each year, January 15, April 15, July 15 and October 15 of each year, respectively, regardless of whether such day is a Business Day.

“Registrar” shall mean Wells Fargo Bank, N.A., or any successor thereto, as may be designated by the Board of Directors.

“Reorganization Common Stock” shall have the meaning assigned to it in Section 10(b)(i) of this Subdivision.

“Reorganization Event” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Reorganization Common Stock over the relevant Reorganization Valuation Period (determined as if references to “Common Shares” in the definition of “Last Reported Sale Price” were references to the “Reorganization Common Stock” for such Reorganization Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one Common Share over the relevant Reorganization Valuation Period.

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“Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall have the meaning assigned to it in Section 1 of this Subdivision.

“Spin-Off” shall have the meaning assigned to it in Section 9(d) of this Subdivision.

“Stock Price” shall have the meaning assigned to it in Section 8(d)(v) of this Subdivision.

“Subdivision” means this Subdivision A-1 of Article Fourth of the Articles of Incorporation.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Threshold Appreciation Price” means $1,000, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $35.53 per Common Share, subject to adjustment pursuant to Section 9 of this Subdivision.

“Trading Day” means a day on which the Common Shares (x) are not suspended from trading, and on which trading in the Common Shares is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and (y) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares; provided that if the Common Shares are not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall mean Wells Fargo Bank, N.A., or any successor thereto, as may be designated by the Board of Directors.

“Trigger Event” shall have the meaning assigned to it in Section 9(d) of this Subdivision.

“Underwriters” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., TD Securities (USA) LLC, Scotia Capital (USA) Inc. and Mizuho Securities USA Inc.

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“Underwriting Agreement” means the Underwriting Agreement relating to the Series A Preferred Stock and the Corporation’s depositary shares underlying the Series A Preferred Stock, dated as of February 14, 2013, among the Corporation and the Underwriters.

“unit of Exchange Property” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CLF <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

Section 4. Dividends. Subject to the applicable express provisions of Division A:

(a) The dividend rate (the “Dividend Rate”) for the Series A Preferred Stock shall be 7.00% per share per annum on the Liquidation Preference of Series A Preferred Stock. Cash dividends at such Dividend Rate shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, in quarterly installments on each Dividend Payment Date, commencing May 1, 2013. Such dividends will accumulate from the most recent date as to which dividends have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to Holders of record as they appear on the stock register of the Corporation at the close of business on the immediately preceding Record Date, whether or not such Holders convert their shares of Series A Preferred Stock, or such shares of Series A Preferred Stock are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. Dividends payable for the initial Dividend Period and any partial Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) The dividend on the Series A Preferred Stock for the initial Dividend Period will be $13.6111 per share of Series A Preferred Stock and will be payable, when, as and if declared by the Board of Directors, on May 1, 2013.

(c) The amount of dividends payable on each share of Series A Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four.

Section 5. No Redemption; No Sinking Fund. The provisions set forth in Section 3 of Division A and the proviso and immediately succeeding sentence immediately following Section 5(c)(iii) of Division A shall not apply to the Series A Preferred Stock. Instead, the Series A Preferred Stock shall not be redeemable by the Corporation or entitled to the benefits of any retirement or sinking fund.

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Section 6. Liquidation Preference. Subject to the applicable express provisions of Division A, the Holders shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Series A Preferred Stock, the amount of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”), plus an amount equal to (i) all then accrued and unpaid dividends for all Dividend Payment Dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a Dividend Payment Date, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent Dividend Payment Date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. For so long as any Series A Preferred Stock is Outstanding, the Corporation shall not issue any Class A Preferred Stock with a liquidation preference less than $1,000 per share.

Section 7. Voting. Subject to the applicable express provisions of Division A, any Director of the Corporation elected by the holders of the Class A Preferred Stock in accordance with Section 5(b)(1) of Division A may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Class A Preferred Stock.

Section 8. Conversion Rights. (a) Applicability of Division A Conversion Provisions. The provisions related to conversion set forth in Section 6 of Division A shall not apply to the Series A Preferred Stock. Instead, the provisions related to conversion set forth in this Section 8 of this Subdivision shall apply to the Series A Preferred Stock and shall supersede and replace, in their entirety, the provisions related to conversion set forth in Section 6 of Division A.

(b) Mandatory Conversion. (i) Each share of the Series A Preferred Stock, unless previously converted pursuant to Section 8(c) or Section 8(d) of this Subdivision, shall automatically convert on the Mandatory Conversion Date (a “Mandatory Conversion”) into a number of Common Shares equal to the Conversion Rate. If the Corporation declares a dividend for the Dividend Period ending on February 1, 2016, the Corporation will pay such dividend to the Holders on the applicable Record Date, as described under Section 4(a) of this Subdivision. If on or prior to January 15, 2016 the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Series A Preferred Stock, the Conversion Rate will be increased so that Holders receive an additional number of Common Shares equal to (x) the amount of accumulated and unpaid dividends that have not been declared (the “Additional Conversion Amount”), divided by (y) the greater of (A) the Floor Price and (B) 97% of the Average VWAP per Common Share over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”). To the extent that the Additional Conversion Amount exceeds the product of the number of additional Common Shares added to the Conversion Rate and 97% of the Five-Day Average Price, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

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(ii) The person or persons entitled to receive the Common Shares issuable upon Mandatory Conversion of the Series A Preferred Stock shall be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Except as provided in Section 9 of this Subdivision, prior to the close of business on the Mandatory Conversion Date, the Common Shares issuable upon conversion of the Series A Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on such Common Shares, by virtue of holding the Series A Preferred Stock, other than the rights set forth in Section 5 of Division A.

(c) Conversion at the Option of the Holder. (i) Other than during a Fundamental Change Conversion Period, Holders have the right to convert their shares of Series A Preferred Stock, in whole or in part (but in no event less than one share of Series A Preferred Stock), at any time prior to February 1, 2016 (an “Early Conversion”), into Common Shares at the Minimum Conversion Rate.

(ii) If as of the effective date of any Early Conversion (the “Early Conversion Date”), the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Conversion Rate shall be increased so that converting Holders receive an additional number of Common Shares equal to (x) such amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by (y) the greater of (A) the Floor Price and (B) the Average VWAP per Common Share over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional Common Shares by which the Conversion Rate is increased and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash.

(iii) Except as described in clause (ii) above, upon any Early Conversion, the Corporation shall make no payment or allowance for unpaid dividends on such shares of Series A Preferred Stock, unless the relevant Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend shall be paid on such Dividend Payment Date to the Holder of record of the converted shares as of such Record Date, as described under Section 4(a) of this Subdivision.

(d) Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount. (i) If a Fundamental Change occurs on or prior to February 1, 2016, Holders shall have the right to: (x) convert their shares of Series A Preferred Stock, in whole or in part (but in no event less than one share of Series A Preferred Stock) (any such conversion pursuant to this Section 9(d) of this Subdivision being a “Fundamental Change Conversion”) into Common Shares at the Fundamental Change Conversion Rate; (y) with respect to such converted shares, receive an amount equal to the present value, calculated using a discount rate of 5.00% per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any Dividend Period prior to the Effective Date of the Fundamental Change, including for the Dividend Period, if any, from the Dividend Payment Date immediately preceding the Effective Date to, but excluding, the Effective Date (collectively, the “Accumulated Dividend Amount”)) for all the remaining full Dividend Periods and for the partial Dividend Period from, and including, the Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-Whole Amount”); and (z) with respect to such converted shares, to the extent that, as of the Effective Date of the Fundamental Change, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount, in the case of clauses (y) and (z), subject to the Corporation’s right to increase the Fundamental Change Conversion Rate by a number of Common Shares in lieu of paying cash in respect of all or part of such amounts as set forth in Section 8(d)(ix) below; provided that, if the Effective Date or the Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the Holders as of such Record Date, as described under Section 4(a) of this Subdivision, and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.

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(ii) To exercise the Fundamental Change Conversion right, Holders must submit their shares of Series A Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on the effective date of such fundamental change (the “Effective Date”) and ending at the close of business on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) at the conversion rate per share of Series A Preferred Stock specified in the table below (the “Fundamental Change Conversion Rate”). Holders who do not submit their shares of Series A Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their shares of Series A Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount (or an increase in the Fundamental Change Conversion Rate in respect of all or part of such amounts, as the case may be).

(iii) The Corporation shall notify Holders of the anticipated Effective Date of a Fundamental Change at least 20 calendar days prior to such anticipated Effective Date or, if such prior notice is not practicable, notify Holders of the Effective Date of a Fundamental Change no later than such Effective Date. Such notice shall state:

(A) the event causing the Fundamental Change;

(B) the anticipated Effective Date or actual Effective Date, as the case may be;

(C) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(D) the Fundamental Change Conversion Period; and

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(E) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date of a Fundamental Change, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date of the Fundamental Change to, but excluding, the date of the notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(iv) Not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify Holders of (x) the Fundamental Change Conversion Rate; (y) the Fundamental Change Dividend Make-Whole Amount and whether the Corporation will increase the Fundamental Change Conversion Rate in lieu of paying such amount, or any portion thereof, by a number of Common Shares and, if applicable, the portion of such amount the Corporation will satisfy by increasing the Fundamental Change Conversion Rate; and (z) the Accumulated Dividend Amount and whether the Corporation will increase the Fundamental Change Conversion Rate in lieu of paying such amount, or any portion thereof, by a number of Common Shares and, if applicable, the portion of such amount the Corporation will satisfy by so increasing the Fundamental Change Conversion Rate.

(v) The Fundamental Change Conversion Rate will be determined by reference to the table below based on the Effective Date of the transaction and the price (the “Stock Price”) paid (or deemed paid) per Common Share in such transaction. If all holders of the Common Shares receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise the Stock Price shall be the Average VWAP per Common Share over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

(vi) The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 9 of this Subdivision.

(vii) The following table sets forth the Fundamental Change Conversion Rate per share of Series A Preferred Stock for each Stock Price and Effective Date set forth below.

Stock Price on Effective Date
Effective Date	$15.00	$20.00	$25.00	$29.00	$32.00	$35.53	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00
February 21, 2013	28.5480	28.7280	28.5040	28.2760	28.1200	27.9680	27.8280	27.7280	27.6760	27.6600	27.6640	27.6840	27.7120	27.7800	27.8480
February 1, 2014	30.5640	30.4040	29.8080	29.3000	28.9600	28.6320	28.3160	28.0880	27.9480	27.8760	27.8440	27.8400	27.8480	27.8880	27.9360
February 1, 2015	32.6680	32.4240	31.4840	30.5560	29.9120	29.2840	28.7080	28.3160	28.1080	28.0080	27.9720	27.9640	27.9720	28.0000	28.0320
February 1, 2016	34.4840	34.4840	34.4840	34.4840	31.2520	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480

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The exact Stock Price and Effective Dates may not be set forth in the table, in which case:

(x) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(y) if the Stock Price is in excess of $90.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the first row of the table above, as set forth in clause (vi) above), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and

(z) if the Stock Price is less than $15.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the first row of the table above, as set forth in clause (vi) above), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

(viii) For any shares of Series A Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described in clause (ix) below, the Corporation may pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount, determined in its sole discretion, (x) in cash, (y) by increasing the Fundamental Change Conversion Rate by a number of Common Shares (calculated as described in clause (ix) below) or (z) through any combination of cash and an increase to the Fundamental Change Conversion Rate by a number of Common Shares (calculated as described in clause (ix) below).

(ix) The Corporation shall pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent it elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to increase the Fundamental Change Conversion Rate by a number of Common Shares in lieu of making all or any portion of such payments in cash. If the Corporation elects to increase the Fundamental Change Conversion Rate by a number of Common Shares in respect of any such payment, or any portion thereof, the number of Common Shares by which the Fundamental Change Conversion Rate shall be increased shall be valued for such purpose at 97% of the Stock Price. Notwithstanding the foregoing, in no event shall the additional number of Common Shares added to the Fundamental Change Conversion Rate in connection with the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount, in the aggregate, exceed a number equal to the sum of such amounts (the “Additional Fundamental Change Amount”), divided by the greater of the Floor Price and 97% of the Stock Price. To the extent that the Additional Fundamental Change amount exceeds the product of the number of Common Shares by which the Fundamental Change Conversion Rate is increased in respect of such Additional Fundamental Change Amount and 97% of the Stock Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

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(e) Conversion Procedures upon Early Conversion. (i) If a Holder elects to convert its shares of Series A Preferred Stock prior to the Mandatory Conversion Date in accordance with Section 8(c) or Section 8(d) of this Subdivision, such Holder must observe the conversion procedures set forth in this Section 8(e) of this Subdivision.

(ii) To convert a Holder’s shares of Series A Preferred Stock, such Holder must surrender to the Corporation, at the principal office of the Corporation or at the office of the Transfer Agent as may be designated by the Board of Directors, the certificate or certificates for such shares of the Series A Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Series A Preferred Stock certificate attached hereto) (a “Notice of Conversion”) along with appropriate endorsements and transfer documents as required by the Registrar or Conversion and Dividend Disbursing Agent. The “Conversion Date” shall be the earlier of (x) the date on which the converting Holder has satisfied the foregoing requirements and (y) the Mandatory Conversion Date. A Holder who converts its shares of Series A Preferred Stock shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. Such Common Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the converting Holder have been paid in full and shall be issued on the later of the third Business Day immediately succeeding the Conversion Date and the Business Day after such Holder has paid in full all applicable taxes and duties, if any.

(iii) The person or persons entitled to receive the Common Shares issuable upon conversion of the Series A Preferred Stock shall be treated as the record holder(s) of such shares as of the close of business on the applicable Conversion Date. Prior to the close of business on the applicable Conversion Date, the Common Shares issuable upon conversion of the Series A Preferred Stock shall not be deemed to be outstanding for any purpose and a Holder of shares of the Series A Preferred Stock shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on such Common Shares, by virtue of holding the Series A Preferred Stock, other than the rights set forth in Section 5 of Division A.

(iv) In the event that an Early Conversion or Fundamental Change Conversion is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Early Conversion or Fundamental Change Conversion, as the case may be, the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series A Preferred Stock as to which Early Conversion or Fundamental Change Conversion, as the case may be, was not effected.

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(v) In the event that a Holder shall not by written notice designate the name in which Common Shares to be issued upon conversion of such Series A Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such Common Shares should be sent, the Corporation shall be entitled to register such Common Shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such Common Shares to the address of such Holder shown on the records of the Corporation.

(vi) Shares of Series A Preferred Stock shall cease to be Outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive Common Shares issuable upon conversion of such shares of Series A Preferred Stock and other amounts and Common Shares, if any, to which they are entitled pursuant to this Section 8 of this Subdivision and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 4(a) of this Subdivision.

(f) Fractional Shares. No fractional Common Shares shall be issued to Holders of the Series A Preferred Stock upon conversion. In lieu of any fractional Common Shares otherwise issuable in respect of the aggregate number of shares of the Series A Preferred Stock of any Holder that are converted, that Holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP per Common share over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Conversion Date. If more than one share of the Series A Preferred Stock is surrendered for, or subject to, conversion at one time by or for the same Holder, the number of Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered for, or subject to, conversion.

(g) Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Shares. The Corporation covenants and agrees that:

(i) it shall at all times reserve and keep available, free from preemptive rights, solely for issuance upon conversion of shares of the Series A Preferred Stock a number of its authorized but unissued Common Shares or treasury shares equal to the maximum number of Common Shares deliverable by the Corporation upon conversion of all Outstanding shares of the Series A Preferred Stock;

(ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, it shall comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any Common Shares to be provided for the purpose of conversion of the Series A Preferred Stock hereunder); and

(iii) all Common Shares issued and delivered upon conversion of the Series A Preferred Stock shall, upon such issuance and delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

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(h) To the extent a shelf registration statement is required in the reasonable judgment of the Corporation in connection with the issuance of or for resales of the Common Shares issued in connection with any increases to the Conversion Rate as described in Section 8(b) or Section 8(c) of this Subdivision or to the Fundamental Change Conversion Rate as described in Section 8(d) of this Subdivision, the Corporation shall, to the extent such a registration statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such Common Shares are freely tradable without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have the Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the Common Shares are not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed).

Section 9. Adjustments to the Conversion Rate. Each Fixed Conversion Rate shall be adjusted by the Corporation if:

(a) Share Dividends and Distributions. The Corporation issues Common Shares to all or substantially all holders of the Common Shares as a dividend or other distribution, in which event, each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of the Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:

(i) the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination, and

(ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.

Any increase made pursuant to this Section 9(a) of this Subdivision shall become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this Section 9(a) of this Subdivision is declared but not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this Section 9(a) of this Subdivision, the number of Common Shares outstanding at the close of business on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Corporation shall not pay any dividend or make any distribution on Common Shares held in treasury.

(b) Issuance of Share Purchase Rights. The Corporation issues to all or substantially all holders of the Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at less than the Current Market Price of the Common Shares, in which case each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of the Common Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

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(i) the numerator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants, and

(ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the Current Market Price of the Common Shares.

Any increase made pursuant to this Section 9(b) of this Subdivision shall become effective immediately after the close of business on the date fixed for such determination. In the event that such rights or warrants described in this Section 9(b) of this Subdivision are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable for such Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash) to be determined by the Board of Directors. For the purposes of this Section 9(b) of this Subdivision, the number of Common Shares at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Corporation shall not issue any such rights or warrants in respect of Common Shares held in treasury.

(c) Subdivisions and Combinations of the Common Shares. The Corporation subdivides or combines the Common Shares, in which event each Fixed Conversion Rate in effect at the close of business on the effective date of such subdivision or combination shall be multiplied by a fraction:

(i) the numerator of which shall be the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(ii) the denominator of which shall be the number of Common Shares outstanding immediately prior to such subdivision or combination.

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Any adjustment made pursuant to this Section 9(c) of this Subdivision shall become effective immediately after the close of business on the effective date of such subdivision or combination.

(d) Security or Asset Distribution. The Corporation distributes to all or substantially all holders of the Common Shares evidences of its indebtedness, shares of its Capital Stock, securities, rights to acquire its Capital Stock, cash or other assets (excluding any dividend or distribution covered by Section 9(a) of this Subdivision, any rights or warrants covered by Section 9(b) of this Subdivision, any dividend or distribution covered by Section 9(e) of this Subdivision and any Spin-Off to which the provisions set forth in this Section 9(d) of this Subdivision shall apply) (any of the foregoing, the “Distributed Property”), in which event each Fixed Conversion Rate in effect at the close of business on the date fixed for the determination of holders of the Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(i) the numerator of which shall be the Current Market Price of the Common Shares, and

(ii) the denominator of which shall be the Current Market Price of the Common Shares minus the Fair Market Value (as determined by the Board of Directors) on such date fixed for determination, of the portion of the Distributed Property so distributed applicable to one Common Share.

In the event that the Corporation makes a distribution to all holders of the Common Shares consisting of Capital Stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Corporation (herein referred to as a “Spin-Off”), each Fixed Conversion Rate in effect at the close of business on the date fixed for the determination of holders of the Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(i) the numerator of which shall be the sum of the Current Market Price of the Common Shares and the Fair Market Value, as determined by the Board of Directors, of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one Common Share as of the fifteenth Trading Day after the effective date for such distribution (or, if such shares of Capital Stock or equity interests are listed on a national or regional securities exchange, the Current Market Price of such securities), and

(ii) the denominator of which shall be the Current Market Price of the Common Shares.

Any increase made pursuant to this Section 9(d) of this Subdivision shall become effective immediately after the close of business on the date fixed for the determination of the holders of the Common Shares entitled to receive such distribution. In the event that such distribution described in this Section 9(d) of this Subdivision is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under Section 9(d) of this Subdivision during the Final Averaging Period in respect of shares of Series A Preferred Stock that are subject to Mandatory Conversion, delivery of the Common Shares issuable upon Mandatory Conversion of the Series A Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 9(d) of this Subdivision.

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For purposes of this Section 9(d) of this Subdivision (and subject in all respects to Section 9(b) of this Subdivision), rights, options or warrants distributed by the Corporation to all or substantially all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 9(d) of this Subdivision (and no adjustment to each Fixed Conversion Rate under this Section 9(d) of this Subdivision will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to each Fixed Conversion Rate shall be made under this Section 9(d) of this Subdivision. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and date fixed for the determination of holders of the Common Shares entitled to receive the relevant distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to each Fixed Conversion Rate under this Section 9(d) of this Subdivision was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, each Fixed Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, each Fixed Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 9(d) and Section 9(a) and Section 9(b) of this Subdivision, any dividend or distribution to which this Section 9(d) of this Subdivision is applicable that also includes Common Shares, or rights, options or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights, options or warrants (and any Fixed Conversion Rate adjustment required by this Section 9(d) of this Subdivision with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights, options or warrants (and any further Fixed Conversion Rate adjustment required by Section 9(a) and Section 9(b) of this Subdivision with respect to such dividend or distribution shall then be made), except (A) the date fixed for determination of the holders of the Common Shares entitled to receive such dividend or distribution shall be substituted as “the date fixed for determination of the holders of the Common Shares entitled to receive such dividend or other distribution”, “the date fixed for determination of the holders of the Common Shares entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 9(a) and Section 9(b) of this Subdivision and (B) any Common Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9(a) of this Subdivision.

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(e) Cash Distributions. The Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Shares other than a regular, quarterly cash dividend that does not exceed $0.15 per Common Share (the “Initial Dividend Threshold”) (excluding any cash that is distributed in a Reorganization Event, any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation and any consideration payable as part of a tender or exchange offer covered by Section 9(f) of this Subdivision), in which event, each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of the Common Shares entitled to receive such distribution shall be multiplied by a fraction,

(i) the numerator of which shall be the Current Market Price of the Common Shares minus the Initial Dividend Threshold (provided that if the relevant distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero), and

(ii) the denominator of which shall be the Current Market Price of the Common Shares minus the amount per Common Share of such distribution.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates pursuant to this Section 9(e) of this Subdivision.

Any increase made pursuant to this Section 9(e) of this Subdivision shall become effective immediately after the close of business on the date fixed for the determination of the holders of the Common Shares entitled to receive such distribution. In the event that any distribution described in this Section 9(e) of this Subdivision is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(f) Self-Tender Offers and Exchange Offers. The Corporation or any of its Subsidiaries successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for the Common Shares (excluding any securities convertible or exchangeable for the Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the Current Market Price of the Common Shares, in which event each Fixed Conversion Rate in effect at the close of business on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

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(i) the numerator of which shall be equal to the sum of (x) the aggregate cash and the Fair Market Value (as determined by the Board of Directors) on the Expiration Date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and (y) the product of (A) the Current Market Price of the Common Shares and (B) the number of Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

(ii) the denominator of which shall be equal to the product of (x) the Current Market Price of the Common Shares and (y) the number of Common Shares outstanding immediately prior to the time such tender or exchange offer expires.

Any adjustment made pursuant to this Section 9(f) of this Subdivision shall become effective immediately after the close of business on the seventh Trading Day immediately following the Expiration Date. In the event that the Corporation, or one of its Subsidiaries, is obligated to purchase the Common Shares pursuant to any such tender offer or exchange offer, but the Corporation, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 9(f) of this Subdivision to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 9(f) of this Subdivision. If an adjustment to each Fixed Conversion Rate is required pursuant to this Section 9(f) of this Subdivision during the Final Averaging Period in respect of shares of Series A Preferred Stock that are subject to Mandatory Conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 9(f) of this Subdivision.

(g) Except with respect to a Spin-Off, in cases where the Fair Market Value of the Distributed Property (in the case of an adjustment to the Fixed Conversion Rates to be made pursuant to Section 9(d) of this Subdivision) or cash (in the case of an adjustment to the Fixed Conversion Rates to be made pursuant to Section 9(e) of this Subdivision) applicable to one Common Share distributed to shareholders equals or exceeds the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day before the ex-date for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the Distributed Property comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the date fixed for determining the holders of the Common Shares entitled to receive the distribution, for each share of Series A Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.

(h) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, a converting Holder shall receive, in addition to Common Shares, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution to all holders of the Common Shares as described in Section 9(d) of this Subdivision, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from the Common Shares) shall not constitute a distribution of rights or warrants that would entitle such Holder to an adjustment to the Fixed Conversion Rates.

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(i) Adjustment for Tax Reasons. The Corporation may make such increases in the Fixed Conversion Rates, in addition to those required by this Section 9 of this Subdivision, as the Corporation deems advisable in order to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reason. The Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Fixed Conversion Rate.

To the extent permitted by applicable law, the Corporation from time to time may also increase the Fixed Conversion Rates by any amount if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Fixed Conversion Rates are increased pursuant to the preceding sentence, the Corporation shall mail to Holders and file with the Conversion and Dividend Disbursing Agent a notice of the increase, and such notice shall state each increased Fixed Conversion Rate and the period during which it will be in effect. The Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Fixed Conversion Rate.

(j) Calculation of Adjustments. Adjustments to the Fixed Conversion Rates under this Section 9 of this Subdivision shall be calculated to the nearest 1/10,000th of a share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the Fixed Conversion Rates pursuant to this Section 9 of this Subdivision, the Corporation shall make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates, no later than February 1 of each calendar year; provided further that on the earlier of any Mandatory Conversion, any Early Conversion Date and any Effective Date of a Fundamental Change, adjustments to the Fixed Conversion Rates shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

Before taking any action which would cause an adjustment increasing a Fixed Conversion Rate to an amount that would cause the relevant Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Series A Preferred Stock, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such Common Shares at such adjusted Fixed Conversion Rate.

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(k) The Fixed Conversion Rates will not be adjusted:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under any plan;

(ii) upon the issuance of Common Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any Subsidiary of the Corporation;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(iv) for a change solely in the par value of the Common Shares; or

(v) for accumulated and unpaid dividends on the Series A Preferred Stock, except as set forth in Section 8(b), Section 8(c) and Section 8(d) of this Subdivision.

To the extent the Series A Preferred Stock becomes convertible into cash, assets, property or securities (other than Capital Stock of the Corporation or any other Person), no adjustment need be made thereafter as to the cash, assets, property or securities. Interest will not accrue on any cash into which the Series A Preferred Stock is convertible.

(l) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of the Common Shares and solely as a result of holding the Series A Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of Series A Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate then in effect.

(m) Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates are to be adjusted as herein provided, the Corporation shall, as soon as practicable, file with the Conversion and Dividend Disbursing Agent an Officer’s Certificate setting forth the Fixed Conversion Rates and the Fundamental Change Conversion Rates after such adjustment and setting forth, in reasonable detail, a brief statement of the facts requiring such adjustment. Unless and until an officer of the Conversion and Dividend Disbursing Agent shall have received such Officer’s Certificate, the Conversion and Dividend Disbursing Agent shall not be deemed to have knowledge of any adjustment of the Fixed Conversion Rates and the Fundamental Change Conversion Rates and may assume that the last the Fixed Conversion Rates and the Fundamental Change Conversion Rates, as the case may be, of which it has knowledge are still in effect. As soon as practicable after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Fixed Conversion Rates and the Fundamental Change Conversion Rates setting forth the adjusted the Fixed Conversion Rates and Fundamental Change Conversion Rates and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Fixed Conversion Rates and the Fundamental Change Conversion Rates to the Holders at their address in the register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

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(n) If an adjustment is made to the Fixed Conversion Rates, (1) an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price solely for the purposes of determining which clause of the definition of “Conversion Rate” will apply on the Mandatory Conversion Date and (2) an inversely proportional adjustment also will be made to the Floor Price. Whenever any provision of this Subdivision requires the Corporation or the Board of Directors to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(o) If:

(i) the date fixed for determination of the holders of the Common Shares entitled to receive a dividend or distribution on the Common Shares occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date, and

(ii) that dividend or distribution would have resulted in an adjustment of the number of Common Shares issuable to Holders had such date fixed for such determination occurred on or before the last Trading Day of the Final Averaging Period, then the Corporation shall deem the Holders to be holders of record, for each share of Series A Preferred Stock that they hold, of a number of Common Shares equal to the Conversion Rate for purposes of that dividend or distribution. In such case, the Holders would receive the dividend or distribution on the Common Shares together with the number of Common Shares issuable upon Mandatory Conversion of the Series A Preferred Stock.

Section 10. Reclassifications, Reclassifications and Changes in the Common Shares. (a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of the Common Shares into securities, including securities other than the Common Shares; or

(iv) any statutory exchange of the securities of the Corporation with another Person (other than in connection with a merger or acquisition),

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in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Series A Preferred Stock into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one Common Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Shares that affirmatively make such an election (or of all holders of the Common Shares if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of units of Exchange Property for each share of Series A Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references to the Common Shares in the definition of “Conversion Rate” applicable upon Mandatory Conversion pursuant to Section 8(b) of this Subdivision, conversion at the option of the holder pursuant to Section 8(c) of this Subdivision and conversion at the option of the holder upon a Fundamental Change pursuant to Section 8(d) of this Subdivision were to units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of Series A Preferred Stock are actually converted). For the purpose of determining which clause of the definition of “Conversion Rate” shall apply upon Mandatory Conversion, and for the purpose of calculating the Conversion Rate if clause (b) of the definition thereof is applicable, the value of a unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Final Averaging Period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The Corporation (or any successor to the Corporation) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this Section 10 of this Subdivision.

(b) In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one Common Share would receive in such Reorganization Event (such quotient rounded down to the nearest cent).

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(ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent).

(iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to zero.

Section 11. Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Series A Preferred Stock shall be Wells Fargo Bank, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 12. Currency. All shares of Series A Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

Section 13. Form. (a) The Series A Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Series A Preferred Stock”), which is hereby incorporated in and expressly made a part of this Certificate. Each Certificated Series A Preferred Stock shall reflect the number of shares of Series A Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Certificated Series A Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) The Chairman of the Board of Directors or the President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation shall sign each share of Certificated Series A Preferred Stock for the Corporation, in accordance with the Corporation’s code of regulations and applicable law, including Section 1701.24 of the Ohio Revised Code, by manual or facsimile signature. If an Officer whose signature is on a Certificated Series A Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Certificated Series A Preferred Stock, the Certificated Series A Preferred Stock shall be valid nevertheless. The Certificated Series A Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Certificated Series A Preferred Stock. The signature shall be conclusive evidence that the Certificated Series A Preferred Stock has been authenticated under this Subdivision. Each Certificated Series A Preferred Stock shall be dated the date of its countersignature.

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Section 14. Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation; provided that the Corporation shall not be required to issue any additional certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in the immediately preceding sentence, shall deliver the consideration due upon Mandatory Conversion pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 15. Paying Agent and Conversion and Dividend Disbursing Agent. (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series A Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Series A Preferred Stock may be presented for conversion (the “Conversion and Dividend Disbursing Agent”). The Transfer Agent shall act as Paying Agent and Conversion and Dividend Disbursing Agent, unless another Paying Agent or Conversion and Dividend Disbursing Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion and Dividend Disbursing Agent and may appoint one or more additional paying agents and one or more additional conversion and dividend disbursing agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion and Dividend Disbursing Agent” includes any additional conversion and dividend disbursing agent. The Corporation may change any Paying Agent or Conversion and Dividend Disbursing Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion and Dividend Disbursing Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion and Dividend Disbursing Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion and Dividend Disbursing Agent.

(b) Payments due on the Series A Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series A Preferred Stock register.

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Section 16. Notices. Any notice or demand that by any provision of this Subdivision is required or permitted to be given or served by the Transfer Agent or by the Holders on the Corporation shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Corporation with the Transfer Agent) to Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, OH 44114, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Transfer Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Wells Fargo Bank, N.A., Attn: Relationship Management, 110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4101.

The Transfer Agent, by notice to the Corporation, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the stock register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Transfer Agent shall constitute a sufficient notification for every purpose hereunder.

Section 17. Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Shares or other securities issued on account of Mandatory Convertible Preferred Stock (including upon conversion) pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Common Shares or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such Common Shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 18. Headings. The headings of the Sections of this Subdivision are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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EXHIBIT A

FORM OF 7.00% SERIES A MANDATORY CONVERTIBLE
PREFERRED STOCK, CLASS A

Number: ___                                                                                                                                                                  ____________ Shares

CUSIP NO.: 18683K 507

7.00% Series A Mandatory Convertible Preferred Stock, Class A
(without par value per share)
(liquidation preference $1,000.00 per share)
OF

CLIFFS NATURAL RESOURCES INC.

FACE OF SECURITY

CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Corporation”), hereby certifies that [_____] (the “Holder”) is the registered owner of [_____] fully paid and non-assessable shares of preferred stock of the Corporation designated the 7.00% Series A Mandatory Convertible Preferred Stock, Class A, without par value per share and with a liquidation preference of $1,000.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Second Amended Articles of Incorporation of the Corporation, as amended, dated May 25, 2011, as the same may be amended from time to time in accordance with their terms (the “Articles”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles. The Corporation will provide a copy of the Articles to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

A-1

IN WITNESS WHEREOF, Cliffs Natural Resources Inc. has executed this certificate as of the date set forth below.

CLIFFS NATURAL RESOURCES INC.
By:
Name:
Title:

By:
Name:
Title:

Dated: _______________

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Series A Preferred Stock referred to in the within mentioned Articles.

Wells Fargo Bank, N.A., as Transfer Agent
By:
Name:
Title: Authorized Signatory

Dated: ____________________

A-2

REVERSE OF SECURITY

CLIFFS NATURAL RESOURCES INC.

7.00% Series A Mandatory Convertible Preferred Stock, Class A

Dividends on each share of Series A Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Articles.

The shares of Series A Preferred Stock shall not be redeemable by the Corporation. The shares of Series A Preferred Stock shall be convertible into the Corporation’s Common Shares in the manner and according to the terms set forth in the Articles.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares of Series A Preferred Stock represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

A-3

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

__________________________________________________________________________________________________

__________________________________________________________________________________________________

(Insert assignee’s social security or tax identification number)

__________________________________________________________________________________________________

(Insert address and zip code of assignee)

__________________________________________________________________________________________________

__________________________________________________________________________________________________

and irrevocably appoints:

__________________________________________________________________________________________________

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: __________________

Signature: ______________________

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee: _____________________1

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder
in Order to Convert the Series A Preferred Stock Prior to February 1, 2016)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _______ shares of 7.00% Series A Mandatory Convertible Preferred Stock, Class A (the “Series A Preferred Stock”), represented by stock certificate No(s). __ (the “Series A Preferred Stock Certificates”) into common shares, par value $0.125 per share (the “Common Shares”), of Cliffs Natural Resources Inc. (the “Corporation”) pursuant to Section 8[(c)]2[(d)]3 of Subdivision A-1 of the Second Amended Articles of Incorporation of the Corporation, as amended, establishing the terms of the Series A Preferred Stock (the “Articles”), and according to the conditions of the Articles, as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for the transfer taxes described above, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue Common Shares until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and shall deliver or cause to be delivered Common Shares not later than three Business Days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

Date: ______________________________________________________

Number of shares of Convertible Series A Preferred Stock to be converted: _________________

Signature: __________________________________________________

Name: _____________________________________________________

Address:4 __________________________________________________

Fax No.: ___________________________________________________

Fill in for registration of Common Shares if to be issued other than to and in the name of the registered Holder:

Name: _____________________________________________________

Address: ___________________________________________________

2 Insert for Early Conversion.

3 Insert for Fundamental Change Conversion.

4 Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

A-5